EXHIBIT 11

        Computation of weighted average number of shares of common stock



                                    For the three months      For the six months
                                           ended                      ended

                                      June       June           June       June
                                      1997       1998           1997       1998
                                     ------     ------         ------     ------


Shares outstanding at
  beginning of period
  (net of 25,000 shares
   held in treasury) ..............  14,999     15,043         14,989     15,037

Weighted average shares
  issued ..........................       6         14             10         10
                                     ------     ------         ------     ------

Shares used in the
  calculation of basic EPS
  (weighted average shares
  outstanding) ....................  15,005     15,057         14,999     15,047

Effect of dilutive
  securities ......................     188        269            228        239
                                     ------     ------         ------     ------

Shares used in the
  calculation of diluted
  EPS .............................  15,193     15,326         15,227     15,286
                                     ======     ======         ======     ======